Exhibit 10.14

Loan Cancellation Agreement

Party A: Shiyong Fan, ID No.: EA048273, address: 228 Taita Dr, Avalon, Lower Hutt, NZ;

Party B: Kaifeng Nice View Power Technology Co., Ltd.,,

Legal address: No.26 Gongyuan Road, Shunhe District, Kaifeng City

On May 28, 2010, both parties entered into this agreement in Kaifeng City, Henan Province:

Since,

The parties entered into a loan agreement that Party A will lend RMB 35,341,600 to Party B, for the purpose of acquiring Henan Kaifeng Desheng Boiler Co., Ltd.,and Henan Desheng Boiler Installation Co., Ltd.,. The perties now have rearrangement for the loan agreement above mentioned.

The parties hereby agreed:

Since the date of on which this agreement is signed, Party A waive the repayment obligations of Party B under the above-mentioned loan agreement, and give up the contracted rights to require Party B to repay the loan, and all other related rights. Consensus reached by the parties on the above-mentioned arrangements of the loan contract and the debt relief. Neither party constitutes a breach to the other party, including breaches of the obligation of prior notification.

This agreement shall come into effect upon both parties’ signature and seal. Any conflicted conventions or terms, oral or written, shall automatically terminate.

Party A: Shiyong Fan
Signature:

Party B: Kaifeng Nice View Power Technology Co., Ltd.,
Seal:
Legal Representative (or Authorized Representative):
Signature
Date: